EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CytRx Corporation
Los Angeles, California
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 2006, relating to the consolidated financial statements and schedule of CytRx Corporation appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
April 12, 2006